Exhibit 99.2

Mediture LLC and Affiliate

Combined Financial Statements

Together with

Independent Accountants’ Review Report

June 30, 2018

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MEDITURE LLC AND AFFILIATE

CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1

COMBINED FINANCIAL STATEMENTS:

Balance Sheet	2

Statement of Income	3

Statement of Members’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6-9

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Governors

Mediture LLC and Affiliate

Eden Prairie, Minnesota

We have reviewed the accompanying combined financial statements of Mediture LLC and eClusive L.L.C., which comprise the combined balance sheet as of June 30, 2018 and 2017, and the related combined statements of income, members’ equity and cash flows for the six month periods then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Eden Prairie, Minnesota
August 3, 2018

2675 Long Lake Road | Roseville, Minnesota | 55113-1117 | 651-483-4521 | 651-483-2467 FAX	|	otcpas.com
300 Prairie Center Drive, Suite 300 | Eden Prairie, Minnesota | 55344-7908 | 952-941-9242 | 952-941-0577 FAX

MEDITURE LLC AND AFFILIATE

COMBINED BALANCE SHEET

JUNE 30, 2018 AND 2017

(See Independent Accountants’ Review Report)

	2018	2017
ASSETS

CURRENT ASSETS:
Cash	$1,062,193	$1,003,773
Restricted Cash	187,511	356,629
Accounts Receivable	1,333,444	824,840
Prepaid Expenses	31,224	—
Total Current Assets	2,614,372	2,185,242

PROPERTY AND EQUIPMENT, NET	382,410	397,117

TOTAL ASSETS	$2,996,782	$2,582,359

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	$45,252	$143,683
Client Payables	187,511	356,629
Accrued Expenses	297,488	217,213
Total Current Liabilities	530,251	717,525

MEMBERS’ EQUITY	2,466,531	1,864,834

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,996,782	$2,582,359

The accompanying notes are an integral part of the combined financial statements.

MEDITURE LLC AND AFFILIATE

COMBINED STATEMENT OF INCOME

SIX MONTH PERIODS ENDED JUNE 30, 2018 AND 2017

(See Independent Accountants’ Review Report)

	2018	2017

REVENUE	$6,387,490	$5,756,304

OPERATING EXPENSES:
Compensation	4,146,012	3,923,366
General and Administrative	751,889	702,928
Professional Services	304,033	507,108
Rent	126,026	88,103
Marketing	62,931	31,989
Insurance	20,963	193
Total Operating Expenses	5,411,854	5,253,687

INCOME FROM OPERATIONS	975,636	502,617

INTEREST EXPENSE	2,528	198

NET INCOME	$973,108	$502,419

The accompanying notes are an integral part of the combined financial statements.

MEDITURE LLC AND AFFILIATE

COMBINED STATEMENT OF MEMBERS’ EQUITY

SIX MONTH PERIODS ENDED JUNE 30, 2018 AND 2017

(See Independent Accountants’ Review Report)

	2018	2017

BALANCE at Beginning of Period	$2,241,006	$1,579,961

Net Income	973,108	502,419

Member Distributions	(747,583)	(217,546)

BALANCE at End of Period	$2,466,531	$1,864,834

The accompanying notes are an integral part of the combined financial statements.

MEDITURE LLC AND AFFILIATE

COMBINED STATEMENT OF CASH FLOWS

SIX MONTH PERIODS ENDED JUNE 30, 2018 AND 2017

(See Independent Accountants’ Review Report)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$973,108	$502,419
Adjustments to Reconcile Net Income to Net Cash Flows from Operating Activities:
Depreciation	69,386	71,224
Changes in Assets and Liabilities:
Accounts Receivable	279,204	711,391
Prepaid Expenses	18,610	—
Accounts Payable	(77,900)	(15,428)
Client Payables	(533,483)	188,505
Accrued Expenses	(64,958)	(105,025)
Net Cash Flows from Operating Activities	663,967	1,353,086

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Property and Equipment	(15,083)	(23,561)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Lines of Credit	(150,000)	(124,921)
Member Distributions	(747,583)	(217,546)
Net Cash Flows From Financing Activities	(897,583)	(342,467)

NET CHANGE IN CASH AND RESTRICTED CASH	(248,699)	987,058

CASH AND RESTRICTED CASH at Beginning of Period	1,498,403	373,344

CASH AND RESTRICTED CASH at End of Period	$1,249,704	$1,360,402

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid for Interest	$2,528	$198

Reconciliation of Cash and Restricted Cash Between Balance
Sheet and Statement of Cash Flows:
Cash	$1,062,193	$1,003,773
Restricted Cash	187,511	356,629
Cash and Restricted Cash at End of Period	$1,249,704	$1,360,402

The accompanying notes are an integral part of the combined financial statements.

MEDITURE LLC AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(See Independent Accountants’ Review Report)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Mediture LLC designs, develops, and supports a suite of clinical information systems, providing solutions for needs not met by current vendor-developed products. Mediture LLC specializes in custom integration between computer systems.

(The affiliate) eClusive L.L.C. provides third party administrator services, including claims entry and adjudication for incoming claims and payments and explanation of payments to healthcare providers. This entity also assists with regulatory reporting to keep health plans in compliance with regulations.

Accounting Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Combination

The combined financial statements include the accounts of Mediture LLC and eClusive L.L.C (the Company). These entities have common ownership. All significant intercompany transactions and accounts have been eliminated.

Mediture LLC provides management services to eClusive L.L.C.

Subsequent Events

In preparing these financial statements, the Company and its affiliate have evaluated for recognition or disclosure the events or transactions that occurred through August 3, 2018, the date the financial statements were available to be issued.

Restricted Cash and Obligation

Customers establish accounts to hold funds to satisfy claims. An offsetting liability is recorded to show that the funds are held by the Company as an agent for the customer.

The Company has adopted the accounting guidance in FASB Accounting Standards Update (ASU) No. 2016-18, Restricted Cash (Topic 230): Statement of Cash Flows. ASU 2016-18 requires organizations to explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The adoption of the standard had no effect on previously reported equity. The ASU is effective for fiscal years beginning after December 15, 2017 and has been retrospectively applied.

Receivables

Receivables are reported at the amount the Company expects to collect from outstanding balances at year end. The Company monitors outstanding balances and periodically writes off balances that are determined to be uncollectible. The Company has concluded that losses on balances outstanding at year end will be immaterial.

MEDITURE LLC AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(See Independent Accountants’ Review Report)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Management fee revenue is recognized monthly as services are rendered.

Property and Depreciation

Property, plant and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. Any gains or losses on property and equipment retirements are reflected currently in operations.

Depreciation is computed using the straight-line method based on estimated service lives.

Income Taxes

The Companies are limited liability companies, and their income or loss will be taxed to the members as if it were a partnership under the Internal Revenue Code. Therefore, the statements do not include a provision for income taxes.

The Companies review income tax positions taken or expected to be taken in income tax returns to determine if there are any income tax uncertainties. This includes positions that the entities are not subject to income taxes as pass-through entities. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on the technical merits of the positions. The Companies have identified no income tax uncertainties.

Marketing

Marketing costs are expensed as incurred.

Credit Risk

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and trade receivables. The Company and its affiliate place their cash with high credit quality financial institutions and, by policy, generally limits the amount of credit exposure to any one financial institution. At times, the Companies cash balance may exceed amounts insured by the Federal Deposit Insurance Corporation.

The Company had one customer that accounted for 13% of total accounts receivable at June 30, 2018. Exposure to losses on trade receivables is principally dependent on each customer’s financial condition.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which provides guidance for accounting for revenue from contracts with customers. The new guidance outlines a single comprehensive model for companies to use in accounting for revenue from contracts with customers. This ASU is effective for annual and interim periods beginning after December 15, 2018 with early adoption permitted. It can be adopted using either a retrospective approach or a modified retrospective approach. The Companies are currently evaluating this guidance to determine the impact it may have on its financial statements.

MEDITURE LLC AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(See Independent Accountants’ Review Report)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The accounting guidance for lessors is largely unchanged. This ASU is effective for annual and interim periods beginning after December 15, 2019 with early adoption permitted. It is to be adopted using the modified retrospective approach. The Companies are currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

The Company’s investment in property and equipment consists of the following:

	Service Life (Years)	2018	2017
Computer Equipment	5	$762,495	$660,869
Furniture and Equipment	7	143,932	168,878
Vehicles	5	—	90,644
Leasehold Improvements	7 - 39	106,123	106,123
Total		1,012,550	1,026,514
Accumulated Depreciation		(630,140)	(629,397)

Net		$382,410	$397,117

NOTE 3 - LINES OF CREDIT

The Company has revolving credit loan agreements with a bank, which enables the Company to borrow up to $750,000 at the prevailing prime interest rate plus 1% (6% at June 30, 2018). The agreement contains covenants relating to financial and reporting requirements. The agreements mature August 28, 2018. The credit lines are secured by substantially all company assets and are guaranteed by all members of the Company. No balance was outstanding on this loan at June 30, 2018 and 2017.

MEDITURE LLC AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

(See Independent Accountants’ Review Report)

NOTE 4 - LEASE COMMITMENTS

The Company and affiliate lease office space in Eden Prairie, Minnesota from an entity with common ownership. The office space in Eden Prairie, Minnesota requires monthly base rent payments plus operating expenses as defined by the lease. The lease extends to December 31, 2020.

Rent expense for the six months ended June 30, 2018 and 2017, and future minimum lease commitment are as follows:

Expense:
2018	$126,026
2017	88,103
Commitment:
2018	$61,600
2019	123,100
2020	123,100
Total Commitment	$307,800

NOTE 5 - RETIREMENT PLAN

The Company has a defined contribution retirement plan in effect for its employees who meet certain age and service requirements. Employees may elect to contribute up to the statutory limit. There were no Company contributions to the plan for the six months ended June 30, 2018 and 2017. The contribution is determined annually by the Board of Governors.

NOTE 6 - MEMBER CONTROL AGREEMENT

The Company and affiliate have agreements with their members which among other provisions, gives the Companies first option to purchase membership interests offered for sale. In the event the Companies do not exercise its right, the membership interests are to be offered to the remaining members. The selling price is based upon amounts set forth in the agreement.